UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2007
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On July 27, 2007, UDR, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, each of SunTrust Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, each of Bank of America, N.A., Citicorp North America, Lasalle Bank National Association, Mizuho Corporate Bank Ltd., New York Branch, PNC Bank, National Association, Regions Bank and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Agents, and each of the financial institutions initially a signatory thereto and their assignees, as Lenders. The Second Amended and Restated Credit Agreement is a three-year unsecured credit facility in the initial amount of $600 million, which includes a $50 million letter of credit subfacility and a $50 million swingline subfacility. Under certain circumstances, the initial amount of $600 million under the Second Amended and Restated Credit Agreement may be increased to $750 million.
     The Second Amended and Restated Credit Agreement dated as of July 27, 2007 amends and restates the Company’s three-year $500 million unsecured Amended and Restated Credit Agreement dated May 25, 2005, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 25, 2005, filed with the Securities and Exchange Commission on May 27, 2005 (Commission File No. 1-10524).
     On July 27, 2007, the Company borrowed $93.0 million under the Second Amended and Restated Credit Agreement dated as of July 27, 2007 to pay outstanding balances under the Amended and Restated Credit Agreement dated May 25, 2005.
     The Second Amended and Restated Credit Agreement dated as of July 27, 2007 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Certain of the parties to the Second Amended and Restated Credit Agreement, directly or through affiliates, have pre-existing relationships with the Company and have provided commercial lending, advisory and other services for the Company and its affiliates from time to time, for which such parties have received customary fees and expenses. Certain of the parties to the Second Amended and Restated Credit Agreement, directly or through affiliates, have also provided investment banking services to the Company, including as underwriter or agent in certain of the Company’s public offerings of debt and equity securities, for which such parties received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information reported under Item 1.01 of this report is incorporated by reference into this Item 2.03. The Second Amended and Restated Credit Agreement dated as of July 27, 2007 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of July 27, 2007.

10.2	Amended and Restated Credit Agreement dated as of May 25, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 25, 2005, filed with the Securities and Exchange Commission on May 27, 2005, Commission File No. 1-10524).

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: August 2, 2007	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of July 27, 2007.

10.2	Amended and Restated Credit Agreement dated as of May 25, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 25, 2005, filed with the Securities and Exchange Commission on May 27, 2005, Commission File No. 1-10524).